SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2010

BENEFICIAL MUTUAL BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

United States (State or other jurisdiction of incorporation or organization)	1-33476 (Commission File Number)	56-2480744 (IRS Employer Identification No.)

510 Walnut Street, Philadelphia, Pennsylvania 19106
(Address of principal executive offices) (Zip Code)

(215) 864-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2010, the Board of Directors of Beneficial Mutual Bancorp, Inc. (the “Company”) amended the two-year employment agreements the Company currently maintains with: (i) Gerard P. Cuddy, President and Chief Executive Officer of the Company; (ii) Andrew J. Miller, Executive Vice President and Chief Lending Officer of the Company; (iii) Robert J. Bush, Executive Vice President of the Company; and (iv) Denise Kassekert, Executive Vice President of the Company (each, a “named executive officer”).  The amendments to the employment agreements are designed to ensure that the named executive officers are on a uniform performance evaluation schedule and provide that commencing on May 20, 2010 (the “Renewal Date”), and continuing on each anniversary of the Renewal Date thereafter, the disinterested members of the Company’s Board of Directors may extend the term of each employment agreement for an additional year, so that the remaining term of the agreement again becomes two years from the Renewal Date, unless the named executive officer elects not to extend the term of this Agreement by giving proper written notice to the Company.  As a result of the amendments, the term of each named executive officer’s employment agreement has been extended through May 20, 2012.

The Company will file copies of the amended employment agreements as exhibits to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

Item 5.07Submission of Matters to a Vote of Security Holders.

The annual meeting of the Company’s stockholders was held on May 20, 2010.  The final results for each of the matters submitted to a vote of stockholders at the annual meeting are as follows:

1.	The following individuals were elected as directors of the Company, to serve for three year terms or until their successors are elected and qualified, by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
Edward G. Boehne	72,037,960	824,309	6,171,664
Karen D. Buchholz	72,005,213	857,056	6,171,664
Donald F. Gayhardt, Jr.	72,003,875	858,394	6,171,664
Michael J. Morris	71,936,151	926,118	6,171,664
Roy D. Yates	71,677,323	1,184,946	6,171,664

The following individual was elected as a director of the Company, to serve for a one year term or until his successor is elected and qualified, by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
Charles Kahn, Jr.	72,129,909	732,360	6,171,664

2.
The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified by the stockholders by the following vote:

FOR	WITHHELD	BROKER NON-VOTES
78,454,618	375,730	203,585

Item 8.01        Other Events.

On May 20, 2010, the Board of Directors of the Company approved the repurchase of up to 500,000 shares of the Company’s outstanding common stock held by persons other than Beneficial Savings Bank MHC.  These repurchases will be conducted from June 1, 2010 through June 1, 2011 solely through a Rule 10b5-1 repurchase plan with Sterne Agee & Leach, Inc., based upon the parameters of the Rule 10b5-1 repurchase plan.  The Rule 10b5-1 repurchase plan enables the Company to repurchase its shares during periods when it would normally not be active in the market due to its internal trading blackout period.  Repurchased shares will be held in treasury.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BENEFICIAL MUTUAL BANCORP, INC.

Date: May 26, 2010	By:	/s/ Amy J. Hannigan
Amy J. Hannigan
Senior Vice President and Chief Accounting Officer